Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Accuray Incorporated

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share (“Common Stock”), reserved for issuance pursuant to the Accuray Incorporated Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”).	Rule 457(c) and Rule 457(h)	4,000,000(2)	$2.20(4)	$8,800,000.00	0.0001102	$969.76
Equity	Common Stock reserved for issuance pursuant to the Accuray Incorporated Amended and Restated 2007 Employee Stock Purchase Plan (the “ESPP”).	Rule 457(c) and Rule 457(h)	2,500,000(3)	$1.87(5)	$4,675,000.00	0.0001102	$515.19
Total Offering Amounts	6,500,000				$13,475,000.00		$1,484.95
Total Fee Offsets							–
Net Fee Due							$1,484.95

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2016 Plan, the ESPP or the Awards being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.

(2)	Represents an increase of 4,000,000 shares to the number of shares of the Registrant’s Common Stock reserved for issuance under the 2016 Plan.

(3)	Represents an increase of 2,500,000 shares to the number of shares of the Registrant’s Common Stock reserved for issuance under the ESPP.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on November 28, 2022.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, on the basis of 85% of $2.20 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Global Market on November 28, 2022. Pursuant to the ESPP, the purchase price of the shares of the Registrant’s common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant’s common stock on the first trading day of the offering period or on the exercise date.